         As filed with the Securities and Exchange Commission on January 8, 1999
                                                      Registration No. 033-56705
                                                                       ---------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SCOTT TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      52-1297376
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        5875 Landerbrook Drive, Suite 250
                          Mayfield Heights, Ohio 44124
          (Address of Principal Executive Offices, including zip code)

                           --------------------------

            SCOTT TECHNOLOGIES, INC. KEY EMPLOYEES' STOCK OPTION PLAN

                            (Full Title of the Plan)

                                                            Copy to:

        Debra L. Kackley, Esq.                       Douglas A. Neary, Esq.
General Counsel and Corporate Secretary          Calfee, Halter & Griswold LLP
       Scott Technologies, Inc.                  400 McDonald Investment Center
   5875 Landerbrook Drive, Suite 250                  800 Superior Avenue
     Mayfield Heights, Ohio 44124                    Cleveland, Ohio 44114
           (440) 446-1333                               (216) 622-8200
 (Name, address and Telephone Number, Including Area Code, of Agent For Service)

                           --------------------------

                           CALCULATION OF REGISTRATION FEE
============================================================================================
     Title Of
    Securities            Amount         Proposed Maximum    Proposed Maximum     Amount Of
       To Be              To Be         Offering Price Per  Aggregate Offering  Registration
    Registered          Registered           Share (1)            Price              Fee
--------------------------------------------------------------------------------------------
 Common Stock, par
value $.10 per share   1,500,000 (2)         $ 16.28           $ 24,422,250        $ 7,205
============================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) The Registrant previously filed an effective Registration Statement (File No. 033-56705) covering 1,500,000 shares of Class A Common Stock. On December 15, 1998, Scott Technologies, Inc. amended provisions of its Certificate of Incorporation to eliminate the Class A Common Stock and the Class B Common Stock, including the 1,500,000 previously registered shares of Class A Common Stock, and to provide for the reclassification and conversion of such classes into one class designated "Common Stock." This Post-Effective Amendment No. 1 is being filed to register an additional 1,500,000 shares of Common Stock.

         This Amendment No. 1 hereby amends the Registration Statement on Form S-8 (Commission File No. 33-56705) (the "Registration Statement") for the following purposes:

         (1) to reflect the Company's December 15, 1998 amendment to its Certificate of Incorporation that eliminated provisions relating to Class A Common Stock and Class B Common Stock and provided for the reclassification and conversion of the previously issued shares of Class A Common Stock and Class B Common Stock into the newly designated Common Stock;

         (2) to reflect the change in the name of the plan from "Figgie International Inc. Key Employees' Stock Option Plan" to "Scott Technologies, Inc. Key Employees' Stock Option Plan" (the "Plan");

         (3) to increase the number of shares of Common Stock registered for offers and sales under the Plan from 1,500,000 shares of Common Stock (formerly registered shares of Class A Common Stock) to 3,000,000 shares of Common Stock; and

         (4)      to file an updated Power of Attorney at Exhibit 24.1.

         Pursuant to General Instruction E to Form S-8, the remaining contents of the Registration Statement are hereby incorporated by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Amendment No. 1 shall be deemed to be modified or superseded for purposes of this Amendment No. 1 to the extent that a statement contained in this Amendment No. 1 or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Amendment No. 1 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment No. 1.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, this 8th day of January 1999.

                                        SCOTT TECHNOLOGIES, INC.

                                        By:/s/Glen W. Lindemann
                                           ----------------------------------
                                           Glen W. Lindemann,
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both of Scott Technologies, Inc., a Delaware corporation, hereby constitutes and appoints Glen W. Lindemann, Debra L. Kackley, Mark A. Kirk and Douglas A. Neary, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power, and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 8, 1999.


       Signature                                         Title
       ---------                                         -----

/s/Glen W. Lindemann
----------------------------                 President, Chief Executive Officer and Director
Glen W. Lindemann                            (Principal Executive Officer)

/s/Mark A. Kirk
----------------------------                 Senior Vice President and Chief Financial Officer
Mark A. Kirk                                 (Principal Financial Officer)

/s/Robert P. Collins
----------------------------                 Chairman of the Board and Director
Robert P. Collins

/s/Harrison Nesbit, II
----------------------------                 Director
Harrison Nesbit, II


/s/Frank L. Linsalata
----------------------------                 Director
Frank L. Linsalata

/s/John P. Reilly
----------------------------                 Director
John P. Reilly

/s/F. Rush McKnight
----------------------------                 Director
F. Rush McKnight

/s/N. Colin Lind
----------------------------                 Director
N. Colin Lind

                                  EXHIBIT INDEX

         Exhibit Number                              Description
         --------------                              -----------

              3.1               Amended and Restated Certificate of Incorporation.               (1)


             3.1.1              Certificate of Designations, Preferences, Related                (2)
                                Rights, Qualifications, Limitations and Restrictions
                                of Series A Junior Participating Preferred Shares of
                                Scott Technologies, Inc.

              3.2               Amended and Restated By-laws of the Company.                     (3)

               4                Rights Agreement, dated as of December 15, 1998,                 (4)
                                between Scott Technologies, Inc. and National City
                                Bank as Rights Agent.

              4.1               Amended and Restated Scott Technologies, Inc.                    (5)
                                Key Employees' Stock Option Plan.

              4.2               Indenture, dated as of October 1, 1989, between                  (6)
                                Figgie International Inc. (n/k/a Scott
                                Technologies, Inc) and Continental Bank, N.A. (n/k/a
                                State Street Trust), as Trustee, with respect to the
                                9.875% Senior Notes due October 1, 1999.

              4.3               First Supplemental Indenture, dated as of July 18,               (7)
                                1983, among Figgie International Inc. (n/k/a Scott
                                Technologies, Inc.), Figgie International Holdings,
                                Inc. and Marine Midland Bank, N.A., as Trustee with
                                respect to the 10-3/8% Subordinated Debentures due
                                1998, along with the Original Indenture dated as of
                                April 1, 1978.

              4.4               Second Supplemental Indenture, dated as of December              (8)
                                31, 1986, among Figgie International Inc. (n/k/a
                                Scott Technologies, Inc.) and Marine Midland Bank,
                                N.A., as Trustee, with respect to the 10.375%
                                Subordinated Debentures due April 1, 1998.

              5.1 Opinion of Calfee, Halter & Griswold LLP regarding the validity of the securities being registered.

              23.1              Consent of Arthur Andersen LLP.

              23.2              Consent of Calfee, Halter & Griswold LLP
                                (contained in Exhibit 5.1).

              24.1              Power of Attorney and
                                related Certified Resolution.

(1) Incorporated herein by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(2) Incorporated herein by reference to Exhibit 3.1.1 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(3) Incorporated herein by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(4) Incorporated herein by reference to Exhibit 4 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(5) Incorporated herein by reference to Exhibit 10 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(6) Incorporated herein by reference to Exhibit 4(c) of the Company's Annual Report on Form 10-K for the year ending December 31, 1989 (File No. 1-8591).

(7) Incorporated herein by reference to Exhibit 3(4)(f) to the Company's Form 8-B filed October 19, 1983 (File No. 1-8591).

(8) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986 (File No. 1-8591).